EX-4.18

                       FORM OF UNSECURED CONVERTIBLE NOTE

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, SUBJECT TO COMPLIANCE WITH APPLICABLE
SECURITIES LAWS, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 3(C)(III) AND 18(A) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(C)(III) OF THIS NOTE. THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A (I) INTERCREDITOR AGREEMENT BY AND BETWEEN FORTRESS CREDIT CORP., AS AGENT (OR ANY SUCCESSOR OR REPLACEMENT AGENT) FOR CERTAIN OTHER FINANCIAL INSTITUTIONS UNDER THE SENIOR LOAN AGREEMENT (HEREINAFTER DEFINED), AND LAW DEBENTURE TRUST COMPANY OF NEW YORK (OR ANY SUCCESSOR OR REPLACEMENT ADMINISTRATIVE AGENT), IN ITS CAPACITY AS ADMINISTRATIVE AGENT (IN SUCH CAPACITY, THE "ADMINISTRATIVE AGENT"), FOR THE HOLDER OF THIS NOTE AND THE OTHER UNSECURED CONVERTIBLE NOTES OF LIKE
TENOR DATED AS OF MAY __, 2007 (AS THE SAME MAY BE AMENDED, SUPPLEMENTED, RESTATED, NOVATED OR REPLACED (INCLUDING IN CONNECTION WITH REPLACEMENT SENIOR FINANCING) FROM TIME TO TIME, THE "INTERCREDITOR AGREEMENT") AND (II) WAIVER AND AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT, EFFECTIVE AS OF MAY __, 2007 BY AND BETWEEN THE INVESTORS PARTY THERETO AND COMPANY, AS AMENDED, RESTATED, SUPPLEMENTED AND/OR MODIFIED FROM TIME TO TIME.



                          SUMMIT GLOBAL LOGISTICS, INC.


                           UNSECURED CONVERTIBLE NOTE


Issuance Date:  May __, 2007               Principal Amount: U.S. $_____________

        FOR VALUE RECEIVED, Summit Global Logistics, Inc., a Delaware corporation (formerly known as Aerobic Creations, Inc., the "COMPANY"), hereby promises to pay to the order of [_________]or registered permitted assigns ("HOLDER") the amount set out above as the Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption (or prepayment), conversion or otherwise, the "PRINCIPAL") when due, whether upon the Maturity Date (as defined below), acceleration, redemption (or prepayment) or otherwise (in each case in accordance with the terms hereof) and to pay interest ("INTEREST") on any outstanding Principal at the applicable Interest Rate, from the Issuance Date (the "INTEREST COMMENCEMENT DATE") until the same becomes due and payable, whether upon an Interest Date (as defined below), the Maturity Date, acceleration, conversion, redemption (or prepayment) or otherwise (in each case in accordance with the terms hereof). This Unsecured Convertible Note (including all Unsecured Convertible Notes issued in exchange, transfer or replacement hereof, as amended, restated, supplemented and/or modified from time to time in accordance with the provisions hereof, this "NOTE") is one of an issue of Unsecured Convertible Notes issued pursuant to Waiver and Amendment No. 1 to the Registration Rights Agreement dated May __, 2007 (as amended, restated, supplemented and/or modified from time to time, the "OTHER NOTES"; as amended, restated, supplemented and/or modified from time to time, together with the Note, the "NOTES", as further defined hereinafter). Certain capitalized terms used herein are defined in Section 28.

        (1) MATURITY. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges on such Principal and Interest. The "MATURITY DATE" shall be May __, 2012, as may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default (as defined in Section 4(a)) shall have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) or any event that shall have occurred and be continuing that with the passage of time and the failure to cure would result in an Event of Default and (ii) through the date that is ten (10) Business Days after the consummation of a Change of Control in the event that a Change of Control is publicly announced or a Change of Control Notice (as defined in Section 5(b)) is delivered prior to the Maturity Date.
Except as specifically set forth in Section 8 hereof, this Note is not voluntarily prepayable.

        (2) INTEREST; INTEREST RATE. (a) Interest on the Principal then-outstanding under this Note (i) shall accrue interest at the Interest Rate, commencing on the Interest COMMENCEMENT Date, in arrears for each Calendar Quarter on the first day of the succeeding Calendar Quarter, (ii) shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months and (iii) shall be payable on the Maturity Date (the "INTEREST DATE"). Interest on this Note shall accrue from the Interest Commencement Date until the earlier to occur of the date (i) the Principal Amount is paid or, if a paying agent is engaged by the Company, transferred to such paying agent with instructions to pay the same and (ii) all amounts outstanding under this Note are converted to Common Stock in accordance with the provisions hereof. Interest shall be payable or accrue, as applicable in accordance with this Section 2(a), on each Interest Date to the record holder of this Note on the applicable Interest Date, and to the extent that any principal amount of this Note is converted prior to such Interest Date, accrued and unpaid Interest in respect of such converted principal amount and accrued and unpaid Late Charges in respect of such converted principal amount and Interest shall be paid on the

Conversion Date (as defined below) to the record holder of this Note on the applicable Conversion Date, in cash.

                (b) Interest on this Note that is payable, and is punctually paid or duly provided for, on any Interest Date shall be paid to the Person in whose name this Note is registered at the close of business on the record date for such interest at the office or agency of the Company maintained for such purpose or at the office of a payment agent located in the state of New York engaged by the Company for the purpose of making payments under this Note. Each payment of interest on this Note shall be made by check mailed to the address of the Holder specified in the register of Notes; PROVIDED, HOWEVER, that, at the request of the Holder in writing to the Company, interest on the Holder's Note(s) shall be paid by wire transfer in immediately available funds in accordance with the written wire transfer instruction supplied by the Holder from time to time to the Company at least ten (10) Business Days prior to the applicable Interest Date or Conversion Date.

                (c) From and after the occurrence and during the continuance of an Event of Default, the Interest Rate shall be increased to two percent (2.0%) in excess of the Interest Rate otherwise payable at such time provided that Company has received notice from the Administrative Agent (at the direction of the Required Holders) indicating that the Interest Rate is so increasing. In the event that such Event of Default is subsequently cured or waived, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure or waiver; PROVIDED that, the Interest as calculated and unpaid at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default to but excluding the date of cure or waiver of such Event of Default. For purposes of this Section 2(c), the period of the Event of Default in respect of Section 4(a)(i) only, shall commence the first day after the grace periods specified therein expire and shall end on the day upon which the applicable Registration Statement (as defined in the Registration Rights Agreement) becomes effective or again becomes available, as applicable.

        (3) CONVERSION OF NOTES. This Note shall be convertible into shares of the Company's common stock, par value $0.001 per share (the "COMMON STOCK"), on the terms and conditions set forth in this Section 3.

                (a) CONVERSION RIGHT. Subject to the provisions of Section 3(d), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert all or any portion of the Principal then-outstanding into fully paid and nonassessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down, as applicable, to the nearest whole share. The Company shall pay any and all taxes that may be payable in respect of the issuance and delivery of shares of Common Stock upon conversion of any Principal.

                (b) CONVERSION RATE. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the "CONVERSION RATE").

                        (i) "CONVERSION AMOUNT" means the portion of the Principal to be converted, redeemed or otherwise in respect of which the applicable determination is being made.

                        (ii) "CONVERSION PRICE" means, as of any Conversion Date (as defined below) or other date of determination, $5.50 per share of Common Stock.

                (c)     MECHANICS OF CONVERSION.

                        (i) OPTIONAL CONVERSION. To convert any Conversion Amount into shares of Common Stock on any date (a "CONVERSION DATE"), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York Time, on such date, a copy of an executed notice of conversion in the form attached hereto as EXHIBIT I (the "CONVERSION NOTICE") to the Company and (B) if required by Section 3(c)(iii), surrender this Note to a common carrier for delivery to the Company as soon as practicable on or following such date (or an indemnification undertaking in respect of this Note in the case of its loss, theft or destruction). On or before the second (2nd) Trading Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile a confirmation of receipt of such Conversion Notice to the Holder and the Company's transfer agent (the "TRANSFER AGENT"), which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein (the "SHARE DELIVERY DATE"), and (X) provided that the Transfer Agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, the applicable registration statement is effective under the Securities Act of 1933, as amended ("1933 ACT") and provided that the Holder is eligible to receive shares of Common Stock through DTC, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or the Holder is not eligible to receive shares of Common Stock through DTC, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled, pay to the Holder in cash an amount equal to the accrued and unpaid Interest and Late Charges (as defined in Section 24(b)), if any, on the Conversion Amount up to and including the Conversion Date. The Holder undertakes that whenever the Company credits securities as set forth in clause (1)(X) of the preceding sentence, (A) upon receipt of notice from the Company that the applicable registration statement is not, or no longer is, effective in respect of the resale of such securities, the Holder will not transfer such securities (other than (I) in connection with a transfer, wherein the Holder provides the Company with an opinion of counsel reasonably satisfactory to the Company, in a generally acceptable form, to the effect that such transfer may be made without registration under the applicable requirements of the 1933 Act, or (II) the Holder provides the Company with assurances reasonably acceptable to the Company that the transfer may be effected pursuant to Rule 144 (as hereinafter defined) or Rule 144) until the Company notifies the Holder that the applicable registration statement becomes effective (again), and
(B) the Holder shall indemnify and hold the Company harmless against any claim of securities laws violations in respect of the transfer (after the receipt of the first notice from the Company provided for in clause (A) of this sentence but prior to the receipt of the second notice from the Company provided for in clause (A) of this sentence) by the Holder of any security as to which such credit at DTC has been effected. If this Note is physically surrendered for conversion as required by Section 3(c)(iii) and the outstanding Principal of this Note is greater than the Principal being converted, then the Company shall, as soon as practicable and in no event later than three (3) Business Days after receipt of this Note (the "NOTE DELIVERY DATE") and at its own expense, issue and deliver to the holder a new Note (in accordance with Section 18(d)) representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

                        (ii)    COMPANY'S FAILURE TO TIMELY CONVERT.

                        (A) CONVERSION FAILURE. Subject to the terms and conditions of this Note, if the Company shall fail to issue a certificate to the Holder or credit the Holder's balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon conversion of any Conversion Amount on or prior to the date which is three (3) Trading Days after the Conversion Date (a "CONVERSION FAILURE"), and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company (a "BUY-IN"), then, in addition to all other remedies available to the Holder, the Company shall, within three (3) Business Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including reasonable out of pocket brokerage commissions, and other reasonable out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the "BUY-IN PRICE"), at which point the Company's obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the Conversion Date.

                        (B) NOTICE OF VOID CONVERSION; ADJUSTMENT TO CONVERSION PRICE. If for any reason the Holder has not received all of the shares of Common Stock prior to the tenth (10th) Business Day after the Share Delivery Date in respect of a conversion of this Note, other than due to the pendency of a dispute being resolved in accordance with
        Section 23 (a "CONVERSION FAILURE"), then the Holder, upon written notice to the Company, may void its Conversion Notice in respect of, and retain or have returned, as the case may be, any portion of this Note that has not been converted pursuant to the Holder's Conversion Notice.

                        (iii) BOOK-ENTRY. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) all of the Principal is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal converted (and the Interest and Late Charges paid in respect thereof) and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion. Notwithstanding the foregoing, if this Note is converted or redeemed as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder may request, representing in the aggregate the remaining Principal represented by this Note. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion or redemption of any portion of this Note, the Principal of this Note may be less than the principal amount stated on the face hereof.

                        (iv) PRO RATA CONVERSION; DISPUTES. In the event that the Company receives a Conversion Notice from more than one holder of Notes for the same Conversion Date and the Company can convert some, but not all, of such portions of the Notes submitted for conversion, the Company, subject to Section 3(d), shall convert from each holder of Notes electing to have Notes converted on such date a pro rata amount of such holder's portion of its Notes submitted for conversion based on the principal amount of Notes submitted for conversion on such date by such holder relative to the aggregate principal amount of all Notes submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 23.

                (d)     LIMITATIONS ON CONVERSIONS.

                        (i) BENEFICIAL OWNERSHIP. The Company shall not effect any conversion of this Note, and the Holder of this Note shall not have the right to convert any portion of this Note pursuant to Section 3(a), to the extent that after giving effect to such conversion, the Holder (together with the Holder's affiliates) would beneficially own in excess of 9.99% (the "MAXIMUM PERCENTAGE") of the number of shares of Common Stock outstanding immediately after giving effect to such conversion; PROVIDED, HOWEVER, that following the Optional Redemption Notice Date (as defined in Section 8(a)) the Maximum Percentage shall be of no further force and effect on the Optional Redemption Date, solely for purposes of effecting a Optional Redemption pursuant to Section
8. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note in respect of which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any Other Notes) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 3(d)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"). For purposes of this Section 3(d)(i), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company's most recent Form 10-K, Form 10-KSB, Form 10-Q, Form 10-QSB or Form 8-K, as the case may be, (y) a more recent public announcement by the Company or
(z) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall promptly, but in no event no later than two (2) Business Days, confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that
(i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder and not to any other holder of Notes.

                        (ii) PRINCIPAL MARKET REGULATION. The Company shall not be obligated to issue any shares of Common Stock upon conversion of this Note, and the Holder of this Note shall not have the right to receive upon conversion of this Note any shares of Common Stock, if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue upon conversion or exercise, as applicable, of the Notes without breaching the Company's obligations under the rules or regulations of the applicable Eligible Market (the number of shares which may be issued without violating such rules and regulations, the "EXCHANGE CAP"), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of such Eligible Market for issuances of shares of Common Stock in excess of such amount (the "STOCKHOLDER APPROVAL") or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Required Holders. Unless and until such Stockholder Approval or written opinion is obtained, no purchaser of the Notes (each, a "PURCHASER") shall be issued in the aggregate, upon conversion of Notes, shares of Common Stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the principal amount of Notes issued to such Purchaser and the denominator of which is the aggregate principal amount of all Notes and the Secured Notes (in respect of each Purchaser, the "EXCHANGE CAP ALLOCATION"). In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser's Notes, the transferee shall be allocated a pro rata portion of such Purchaser's Exchange Cap
Allocation, and the restrictions of the prior sentence shall apply to such transferee in respect of the portion of the Exchange Cap Allocation allocated to such transferee. In the event that any holder of Notes shall convert all of such holder's Notes into a number of shares of Common Stock which, in the aggregate, is less than such holder's Exchange Cap Allocation, then the difference between such holder's Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Exchange Cap Allocations of the remaining holders of Notes on a pro rata basis in proportion to the aggregate principal amount of the Notes then held by each such holder.

        (4)     RIGHTS UPON EVENT OF DEFAULT.

                (a) EVENT OF DEFAULT. Each of the following events shall constitute an "EVENT OF DEFAULT":

                        (i) the failure of the applicable Registration Statement required to be filed pursuant to the Registration Rights Agreement to be declared effective by the SEC on or prior to the date that is sixty (60) days after the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement), or, while the applicable Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the applicable Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to any holder of the Notes for sale of all of such holder's Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of ten (10) consecutive days or for more than three times in any 365-day period that does not exceed thirty (30) days in the aggregate (other, in each case, than days during an Allowable Grace Period or a Maintenance Grace Period (as defined in the Registration Rights Agreement));

                        (ii) the suspension from trading or failure of the Common Stock to be quoted or listed on an Eligible Market for a period of five
(5) consecutive Trading Days or for more than an aggregate of ten (10) Trading Days in any 365-day period;

                        (iii) the Company's (A) failure to cure a Conversion Failure by delivery, subject to the conversion limitations set forth in Section 3(d), of the required number of shares of Common Stock within fifteen (15) Business Days after the applicable Conversion Date or (B) written notice to any holder of the Notes, including by way of public announcement or through any of its agents, at any time, of its intention not to comply with a request for conversion of any Notes into shares of Common Stock that is tendered in accordance with the provisions of the Notes, other than pursuant to Section 3(d);

                        (iv) at any time following the twentieth (20th) consecutive Business Day that the Holder's Authorized Share Allocation is less than the number of shares of Common Stock that the Holder would be entitled to receive upon a conversion of the full Conversion Amount of this Note (without regard to any limitations on conversion set forth in Section 3(d) or otherwise);

                        (v) the Company's failure to pay to the Holder any amount of Principal (including, without limitation, any redemption payments), Interest, Late Charges or other amounts when and as due under this Note or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby to which the Holder is a party, except, (A) in the case of a failure to pay Interest or Late Charges when and as due, in which case only if such failure continues for a period of at least five (5) Business Days and (B) if such payment is prohibited by the Intercreditor Agreement due solely to the existence of an Event of Default occurring under any of the Senior Loan Documents triggered pursuant to the Intercreditor Agreement or the Senior Loan Agreement by the Holder's breach of this Note;

                        (vi) the Company's or any Subsidiary's failure to pay any principal of or interest or premium on any of its Indebtedness (excluding Indebtedness under the Senior Loan and Indebtedness evidenced by any of the Secured Notes or Other Notes), to the extent that the aggregate principal amount of all such Indebtedness exceeds $5,000,000, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof, except, if such failure is caused by the Holder's breach of this Note;

                        (vii) the Company or any of its Subsidiaries (A) shall institute any proceeding or voluntary case seeking to adjudicate it bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, administrative receiver, administrator, trustee, custodian, liquidator or other similar official for any such Person or for any substantial part of its property, or any other Insolvency Proceeding, (B) shall be generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall be unable to pay its debts, (C) shall make a general assignment for the benefit of creditors, or (D) shall take any action to authorize or effect any of the actions set forth above in this subsection (vii);

                        (viii) any proceeding shall be instituted against the Company or any of its Subsidiaries seeking to adjudicate it bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, administrative receiver, administrator, trustee, custodian, liquidator or other similar official for any such Person or for any substantial part of its property, or any other Insolvency Proceeding shall be instituted against the Company or any Subsidiary, and any such proceeding shall remain undismissed or unstayed for a period of thirty (30) days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against any such Person or the appointment of a receiver, administrative receiver, administrator, trustee, custodian, liquidator or other similar official for it or for any substantial part of its property) shall occur;

                        (ix) any provision of any Note shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the Company intended to be a party thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any Governmental Authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company shall deny in writing that it has any liability or obligation purported to be created under this Note;

                        (x) the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Company, if such license or permit is not replaced with a similar license or permit and, after giving effect to such replacement license or permit, such loss, suspension, revocation or failure to renew has or could reasonably be expected to have a Material Adverse Effect;

                        (xi) the indictment of the Company under any criminal statute, or commencement of criminal or civil proceedings against the Company, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture to any Governmental Authority of any material portion of the property of the Company;

                        (xii)   a Change of Control shall have occurred;

                        (xiii) a breach, default, event of default or termination shall occur under any Acquisition Document or other Material Contract after giving effect to applicable grace periods, if any, contained in any such Acquisition Document or other Material Contract that gives any third party the right to terminate any such Acquisition Document or other Material
Contract or that otherwise could reasonably be expected to have a Material Adverse Effect;

                        (xiv) one or more final judgments or orders for the payment of money is rendered against any the Company or any Subsidiary in excess of $2,000,000 in the aggregate (provided that, any judgment covered by insurance where the insurer has assumed responsibility in writing for such judgment and acknowledged that the Company or Subsidiary, as applicable, will receive the proceeds of such insurance within thirty (30) days of the issuance of a final, non-appealable judgment and execution thereon is effectively stayed shall not be included in calculating such amount) and shall remain undischarged or unvacated for a period in excess of sixty (60) days or execution shall at any time not be effectively stayed, or any final judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against the Company or any Subsidiary and shall remain undischarged or unvacated for a period in excess of sixty (60) days or execution shall at any time not be effectively stayed;

                        (xv) (A) Any representation or warranty made by the Company or any Subsidiary herein (a) containing a materiality threshold, is incorrect or misleading when made or (b) in respect of any such representation or warranty which does not contain a materiality threshold, the same is materially misleading or materially incorrect when made or (B) the Company breaches any covenant (other than the covenants set forth in Section 14 of this Note), except, in the case of a breach of a covenant, term or condition which is curable, only if such breach continues for a period of at least twenty (20) consecutive Business Days after notice thereof;

                        (xvi) any breach or failure in any respect to comply with Section 14 of this Note;

                        (xvii) any Event of Default (as defined in the Other Notes) occurs in respect of any Other Note;

                        (xviii) the  occurrence  of any  acceleration  under the
Senior  Loan  Documents  or  the  Secured  Notes  in  respect  of   Indebtedness
outstanding thereunder;

                        (xix) the Company is enjoined, restrained or in any way prevented by the order of any court or any Governmental Authority from conducting all or any material part of its business for more than ten (10) days provided that such curtailment could reasonably be expected to have a Material Adverse Effect;

                        (xx) any material damage to, or loss, theft or destruction of, any facility, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than ten (10) days, the cessation or substantial curtailment of revenue producing activities at any facility of Company, if any such event or circumstance has or could reasonably be expected to have a Material Adverse Effect; or

                        (xxi) any cessation of a substantial part of the business of the Company for a period which could reasonably be expected to have a Material Adverse Effect.

                (b) REDEMPTION RIGHT. Upon the Company's obtaining knowledge of the occurrence of an Event of Default in respect of this Note or any Other Note, the Company shall, as soon as possible, but in any event, in accordance with the applicable securities laws, deliver written notice thereof via facsimile and overnight courier (an "EVENT OF DEFAULT NOTICE") to the Holder. Subject to the provisions of the Intercreditor Agreement, at any time after the earlier of the Holder's receipt of such Event of Default Notice and the Holder's becoming aware of such an Event of Default in respect of this Note or any Other Note, the Required Holders may require the Company to redeem all or any portion of the Notes by delivering written notice thereof (the "EVENT OF DEFAULT REDEMPTION NOTICE") to the Company, which Event of Default Redemption Notice shall indicate the portion of the Notes the Required Holders are electing to redeem. Each portion of the Notes subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed as provided in Section 12(a), (provided that the Event of Default giving rise to such redemption right has not been cured or waived on or before the second (2nd) Business Day after the expiration of the payments standstill period set forth in the Intercreditor Agreement (notwithstanding any shorter cure period set forth in Section 4(a) or any other provision hereof)) by the Company at a price equal to the greater of (x) the product of (i) the Conversion Amount to be redeemed together with accrued and unpaid Interest and Late Charges, if any incurred up to and including the Conversion Date, in respect of such Conversion Amount and (ii) the Redemption Premium or (y) the product of (A) the Closing Sale Price of the Common Stock on the date immediately preceding such Event of Default multiplied by (B) the number of shares of Common Stock into which the amount set forth in clause (x) would have converted into in accordance with Section 3(a) (the "EVENT OF DEFAULT REDEMPTION PRICE"). For purposes of this Section 4(b) and Section 12(a), an Event of Default occurring under Section 4(a)(i) hereof shall be deemed to be cured on the day upon which the applicable Registration Statement becomes effective or again becomes available, as applicable. To the extent redemptions required by this Section 4(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments. The parties hereto agree that in the event of the Company's redemption of any portion of the Note under this
Section 4(b), the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any Redemption Premium due under this Section 4(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty.

        (5)     RIGHTS UPON FUNDAMENTAL TRANSACTION AND CHANGE OF CONTROL.

                (a)     ASSUMPTION. The Company shall not enter into or be party
to a Fundamental Transaction unless, in the case of a Fundamental Transaction of the type described in clause (ii), (iii), (iv), or (v) of the definition thereof if the Successor Entity in such Fundamental Transaction is a person other than the Company, (i) such Successor Entity assumes in writing all of the obligations of the Company under this Note in accordance with the provisions of this Section 5(a) pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders including agreements to deliver to each holder of Notes in exchange for such Notes a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount and interest rate equal to the principal amounts then outstanding and the interest rates of the Notes held by such holder, having similar conversion rights as the Notes and having similar ranking to the Notes, and reasonably satisfactory to the Required Holders and (ii) such Successor Entity (or its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market (other than the Initial Principal Market). Upon the occurrence of any Fundamental Transaction, such Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note referring to the "Company" shall refer instead to such Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of the Fundamental Transaction, such Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion or redemption of this Note at any time after the consummation of the Fundamental Transaction, in lieu of the shares of the Company's Common Stock (or other securities, cash, assets or other property) issuable upon the conversion or redemption of the Notes prior to such Fundamental Transaction, such shares of the publicly traded common stock (or their equivalent) of the Successor Entity (including its Parent Entity), as adjusted in accordance with the provisions of this Note. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion or redemption of this Note.

                (b) REDEMPTION RIGHT. No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a "CHANGE OF CONTROL NOTICE"). At any time during the period beginning after the Holder's receipt of a Change of Control Notice and ending twenty (20) Trading Days after the consummation of such Change of Control, the Required Holders may require the Company to redeem all or any portion of the Notes by delivering written notice thereof ("CHANGE OF CONTROL REDEMPTION NOTICE") to the Company, which

Change of Control Redemption Notice shall indicate the Conversion Amount the Required Holders are electing to redeem. The portion of the Notes subject to redemption pursuant to this Section 5 shall be redeemed by the Company in cash at a price equal the product of (i) the sum of the Conversion Amount being redeemed plus accrued and unpaid Interest and Late Charges, if any, in respect of such Conversion Amount up to and including the date of redemption and (ii) the greater of (x) the quotient determined by dividing (A) the greatest of the Closing Sale Price of the Common Stock immediately prior to the consummation of the Change of Control, the Closing Sale Price of the Common Stock immediately following the public announcement of such proposed Change of Control and the Closing Sale Price of the Common Stock immediately prior to the public announcement of such proposed Change of Control by (B) the Conversion Price, and
(y) the Change of Control Premium (such product, the "CHANGE OF CONTROL REDEMPTION PRICE"). Redemptions required by this Section 5 shall be made in accordance with the provisions of Section 12 and shall have priority over payments to stockholders in connection with a Change of Control. To the extent redemptions required by this Section 5(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 5, but subject to Section 3(d), until the Change of Control Redemption Price is paid in full, the Conversion Amount submitted for redemption under this Section 5(c) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3. The parties hereto agree that in the event of the Company's redemption of any portion of the Note under this Section 5(b), the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 5(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty, and the receipt by the Holder of the Change of Control Redemption Price shall constitute full satisfaction of the amount requested to be redeemed pursuant to this Section 5.

        (6)     RIGHTS  UPON  ISSUANCE OF  PURCHASE  RIGHTS AND OTHER  CORPORATE
EVENTS.

                (a) PURCHASE RIGHTS. If at any time after the Issuance Date, the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (collectively, the "PURCHASE RIGHTS"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

                (b) OTHER CORPORATE EVENTS. In addition to and not in substitution for any other rights hereunder, but without duplication of the consideration issuable pursuant to Section 5(a), prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets in respect of or in exchange for shares of Common Stock (a "CORPORATE EVENT"), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Note, (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled in respect of such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or
(ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Required Holders. The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note.

        (7)     RIGHTS UPON ISSUANCE OF OTHER SECURITIES.

                (a) ADJUSTMENT OF CONVERSION PRICE UPON ISSUANCE OF COMMON STOCK. If and whenever on or after the Issuance Date, the Company (i) issues or sells, or in accordance with this Section 7(a) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Excluded Securities and Common Stock deemed to have been issued or sold by the Company in connection with any Excluded Security), Convertible Securities or Options entitling the recipient thereof to subscribe for or purchase shares of Common Stock for a consideration per share of Common Stock or (ii) amend or otherwise modify the terms of any Convertible Securities or Options to a price per share of Common Stock (such issuance, subscription or purchase price or amended or modified price being referred to as the "NEW ISSUANCE PRICE") less than a price (the "APPLICABLE PRICE") equal to the Conversion Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a "DILUTIVE ISSUANCE"), then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be:

                        (i) if such issuance occurs prior to the first anniversary of the Issuance Date, adjusted to equal the New Issuance Price, and

                        (ii) if such issuance occurs on or after the first anniversary of the Issuance Date, reduced to an amount equal to the product of
(x) the Conversion Price in effect immediately prior to such Dilutive Issuance and (y) the quotient determined by dividing (1) the sum of (I) the product derived by multiplying the Conversion Price in effect immediately prior to such Dilutive Issuance and the number of shares of Common Stock Deemed Outstanding immediately prior to such Dilutive Issuance plus (II) the consideration, if any, received by the Company upon such Dilutive Issuance, by (2) the product derived by multiplying (I) the Conversion Price in effect immediately prior to such Dilutive Issuance by (II) the number of shares of Common Stock Deemed Outstanding immediately after such Dilutive Issuance.

                (b)     CERTAIN  DISTRIBUTIONS  TO HOLDERS OF COMMON  STOCK.  In
case the Company shall at any time or from time to time, on or after the Issuance Date and prior to conversion of this Note, distribute to all holders of shares of Common Stock (including any such distribution made in connection with a merger or consolidation in which the Company is the resulting or surviving Person and the Common Stock is not changed or exchanged) cash, evidences of indebtedness of the Company, any Subsidiary or another issuer, securities of the Company (including Convertible Securities), any Subsidiary or another issuer or other assets (excluding dividends payable in shares of Common Stock for which adjustment is made under another paragraph of this Section 7 and any distribution in connection with the issuance of any Excluded Securities) or Options to subscribe for or purchase of any of the foregoing, then, and in each such case, the Conversion Price then in effect shall be adjusted (and any other appropriate actions shall be taken by the Company) by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction
(x) the numerator of which shall be the Weighted Average Price of the Common Stock for the five (5) consecutive Trading Days immediately prior to the date of distribution less the then fair market value (as determined by the Company's board of directors ("BOARD OF DIRECTORS") in the exercise of their fiduciary duties with the concurrence of the Required Holders) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such Options to subscribe applicable to one share of Common Stock and (y) the denominator of which shall be the Weighted Average Price of the Common Stock for the five (5) consecutive Trading Days immediately prior to the date of distribution (but such fraction shall not be greater than one). Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

                (c) DIVIDENDS AND CERTAIN OTHER EVENTS IN RESPECT OF THE COMMON STOCK. In the event that the Company shall at any time or from time to time, on or after the Issuance Date and prior to the conversion of this Note,
(A) pay a dividend or make a distribution payable in shares of Common Stock on any class of shares of capital stock of the Company, (B) subdivide its outstanding shares of Common Stock into a greater number of shares, (C) combine its outstanding shares of Common Stock into a smaller number of shares or (D) issue any shares of capital stock by reclassification of its shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or distribution or at the opening of business on the day following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any Notes thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such Notes been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this Section 7(c) shall become effective immediately upon the opening of business on the day next following the record date (subject to Section 7(e) below) in the case of a dividend or distribution and shall become effective immediately upon the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

                (d) TENDER OFFERS. In the event that the Company shall at any time or from time to time, on or after the Issuance Date and prior to the conversion of this Note, make a payment of cash or other consideration to the holders of shares of Common Stock in respect of a tender offer or exchange offer, other than an odd-lot offer, and the value of the sum of (i) the aggregate cash and other consideration paid for such shares of Common Stock, and
(ii) any other consent or other fees paid to holders of shares of Common Stock in respect of such tender offer or exchange offer expressed as an amount per share of Common Stock validly tendered or exchanged pursuant to such tender offer or exchange offer, exceeds the Weighted Average Price of the Common Stock on the Trading Day immediately prior to the date any such tender offer or exchange offer is first publicly announced (the "ANNOUNCEMENT DATE"), then the Conversion Price shall be adjusted in accordance with the formula:

        R' = R x     O' x P

        F + (P x O)

        For purposes of the foregoing formula:

        R = the Conversion Price in effect at the expiration time of the tender offer or exchange offer that is the subject of this Section 7(d) (the "EXPIRATION TIME");

        R' = the  Conversion  Price in effect  immediately  after the Expiration
Time;

        F = the fair market value (as determined by the Board of Directors in the exercise of their fiduciary duties with the concurrence of the Required Holders) of the aggregate value of all cash and any other consideration paid or payable for shares of Common Stock validly tendered or exchanged (including any consent or other fees) and not withdrawn prior to the Expiration Time (the "PURCHASED SHARES OF COMMON STOCK");

        O = the number of shares of Common Stock outstanding immediately after the Expiration Time less any Purchased Shares of Common Stock;

        O' = the number of shares of Common Stock outstanding immediately after the Expiration Time, plus any Purchased Shares of Common Stock; and

        P = the Weighted Average Price of the Common Stock on the five (5) consecutive Trading Days beginning two (2) Trading Days after the Announcement Date.

Such decrease, if any, shall become effective immediately upon the opening of business on the day next following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any tender offer, but the Company is prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to the Conversion Price that would then be in effect if such tender or exchange offer had not been made. If the application of this Section 7(d) to any tender or exchange offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender or exchange offer under this Section 7(d).

                (e) OTHER EVENTS. If any event occurs of the type contemplated by the provisions of this Section 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder under this Note; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 7.

        (8)     COMPANY'S RIGHT OF OPTIONAL REDEMPTION.

                (a) OPTIONAL REDEMPTION. If on any Trading Day on or after the third anniversary of the Issuance Date and prior to the Maturity Date, the Weighted Average Price of the shares of Common Stock has equaled or exceeded 180% of the Conversion Price then in effect for each of 20 consecutive Trading Days ending on the redemption period end day and provided that the applicable Eligible Market is not the Initial Principal Market, the Company shall have the right to redeem all or any portion of the Conversion Amount then remaining under this Note (an "OPTIONAL REDEMPTION"). The portion of this Note subject to redemption pursuant to this Section 8 shall be redeemed by the Company in cash at a price equal to the sum of (i) the Principal being redeemed and (ii) the amount of any accrued and unpaid Late Charges on such Principal and any accrued and unpaid Interest through the date of redemption (the "OPTIONAL REDEMPTION PRICE"). The Company may exercise its redemption right under this Section 8 by delivering a written notice thereof by confirmed facsimile and overnight courier to all, but not less than all, of the holders of Notes and the Transfer Agent (the "OPTIONAL REDEMPTION NOTICE" and the date such notice is delivered to all the holders is referred to as the "OPTIONAL REDEMPTION NOTICE DATE"). The Optional Redemption Notice shall be irrevocable. The Optional Redemption Notice shall state (A) the date on which the Optional Redemption shall occur (the "OPTIONAL REDEMPTION DATE") which date shall be not less than 30 days nor more than 60 days after the Optional Redemption Notice Date, and (B) the aggregate principal amount (the "OPTIONAL REDEMPTION AMOUNT") of the Notes which the Company has elected to be subject to Optional Redemption from all of the holders of the Notes pursuant to this Section 8 (and analogous provisions under the Other Notes) on the Optional Redemption Date. The Company will make a public announcement containing the information set forth in the Optional Redemption Notice on or before the Optional Redemption Notice Date. The Company may not effect more than one Optional Redemption. Notwithstanding anything to the contrary in this Section 8, until the Optional Redemption Price is paid, in full, the Optional Redemption Amount may be converted, in whole or in part, by the Holders into shares of Common Stock pursuant to Section 3. All Conversion Amounts converted by the Holder after the Optional Redemption Notice Date shall reduce the Conversion Amount of this Note required to be redeemed on the Optional Redemption Date. Redemptions made pursuant to this Section 8 shall be made in accordance with Section 12 to the extent applicable.

                (b) PRO RATA REDEMPTION REQUIREMENT. If the Company elects to cause an Optional Redemption pursuant to Section 8(a), then it must simultaneously take the same action in respect of the Other Notes. If the Company elects to cause an Optional Redemption pursuant to Section 8(a) (or similar provisions under the Other Notes) in respect of less than all of the principal amount of the Notes then outstanding, then the Company shall require redemption of a principal amount from the Holder and each holder of the Other Notes equal to the product of (i) the aggregate principal amount of Notes which the Company has elected to cause to be redeemed pursuant to Section 8(a), multiplied by (ii) the fraction, the numerator of which is the sum of the initial principal amount of Notes purchased by such holder and the denominator of which is the initial principal amounts of Notes purchased by all holders holding outstanding Notes (such fraction in respect of each holder is referred to as its "REDEMPTION ALLOCATION PERCENTAGE", and such amount in respect of each holder is referred to as its "PRO RATA REDEMPTION AMOUNT"); provided that in the event that the initial holder of any Notes has sold or otherwise transferred any of such holder's Notes, the transferee shall be allocated a pro rata portion of such holder's Redemption Allocation Percentage and Pro Rata Redemption Amount.

        (9)     SECURITY. This Note and the Other Notes are unsecured.

        (10) NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note subject to the Intercreditor Agreement.

        (11)    RESERVATION OF AUTHORIZED SHARES.

                (a) RESERVATION. The Company shall initially reserve out of its authorized and unissued Common Stock a number of shares of Common Stock for each of the Notes equal to 130% of the Conversion Rate in respect of the Conversion Amount of each such Note as of the Issuance Date. For so long as any of the Notes are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Notes, 130% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Notes then outstanding; provided that at no time shall the number of shares of Common Stock so reserved be less than the number of shares required to be reserved by the previous sentence (without regard to any limitations on conversions) (the "REQUIRED RESERVE AMOUNT"). The initial number of shares of Common Stock reserved for conversions of the Notes and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Notes based on the principal amount of the Notes held by each holder on the Issuance Date or increase in the number of reserved shares, as the case may be (the "AUTHORIZED SHARE ALLOCATION"). In the event that a holder shall sell or otherwise transfer any of such holder's Notes, each transferee shall be allocated a pro rata portion of such holder's Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Notes shall be allocated to the remaining holders of Notes, pro rata based on the principal amount of the Notes then held by such holders.

                (b) INSUFFICIENT AUTHORIZED SHARES. If at any time while any of the Notes remain outstanding, the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of shares of Common Stock equal to the Required Reserve Amount (an "AUTHORIZED SHARE FAILURE"), then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

        (12)    HOLDER'S REDEMPTIONS.

                (a) MECHANICS. The Company shall deliver the applicable Event of Default Redemption Price to the Holder within five (5) Business Days after the Company's receipt of the Required Holder's Event of Default Redemption Notice, if the Intercreditor Agreement does not prohibit the payment by the Company of the Event of Default Redemption Price at such time, and if such payment is then so prohibited, on the third (3rd) Business Day after such prohibition lapses; provided that if the Event(s) of Default giving rise to the redemption right shall have been cured or waived on or before the second (2nd) Business Day after such prohibition's lapsing, such redemption right shall terminate. If the Required Holders have submitted a Change of Control Redemption Notice in accordance with Section 5(b), the Company shall deliver the applicable Change of Control Redemption Price to the Holder concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and within five (5) Business Days after the Company's receipt of such notice otherwise. In the event of a redemption of less than all of the Conversion Amount of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 18(d)) representing the outstanding Principal which has not been redeemed. In the event that the Company does not pay the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Conversion Amount that was submitted for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid. Upon the Company's receipt of such notice, (x) the Redemption Notice shall be null and void in respect of such Conversion Amount, (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 18(d)) to the Holder representing such Conversion Amount and (z) the Conversion Price of this Note or such new Notes shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Redemption Notice is voided and (B) the lowest Closing Bid Price of the Common Stock during the period beginning on and including the date on which the Redemption Notice is delivered to the Company and ending on and including the date on which the Redemption Notice is voided. The Holder's delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company's obligations to make any payments of Late Charges which have accrued prior to the date of such notice in respect of the Conversion Amount subject to such notice.

                (b) REDEMPTION BY OTHER HOLDERS. Upon the Company's receipt of notice from any of the holders of the Other Notes for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 4(b) (each, an "OTHER REDEMPTION NOTICE"), the Company shall immediately, but no later than one (1) Business Day after its receipt thereof, forward to the Holder by facsimile a copy of such notice. If the Company receives a Redemption Notice and one or more Other Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is three (3) Business Days prior to the Company's receipt of the Holder's Redemption Notice and ending on and including the date which is three
(3) Business Days after the Company's receipt of the Holder's Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from each holder of the Notes (including the Holder) based on the principal amount of the Notes submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven Business Day period.

        (13) VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law, including, but not limited to, the General Corporation Law of the State of Delaware and as expressly provided in this Note.

        (14)    COVENANTS.

                (a)     RANK; SUBORDINATION.

                        (i) The Company covenants and agrees and Holder, by Holder's acceptance hereof, likewise covenants and agrees, for itself and any future holder of this Note or the indebtedness evidenced hereby, that, to the extent and in the manner set forth below in this Section 14(a), the Senior Obligations will be senior in right of payment to all payments due under this Note and the Other Notes. Holder, by accepting this Note, acknowledges and agrees that the subordination provisions set forth in this Section 14(a) are, and are intended to be, an inducement and a consideration to each holder of any Senior Obligation, whether such Senior Obligation was created or acquired before or after the issuance of this Note, to acquire and continue to hold, or to continue to hold, such Senior Obligation and such holder of Senior Obligations shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or continuing to hold, such Senior Obligations.

                        (ii) As used herein, "senior in right of payment" means that:

                                (1)     no part of the indebtedness evidenced by

                this Note shall have any claim to the assets of the Company on a parity with or prior to the claim of the Senior Obligations;

                                (2) unless and until the Senior Obligations have been paid in full, without the express prior written consent of all holders of such Senior Obligations, Holder will not take, demand (including by means of any legal action) or receive from the Company, and the Company will not make, give or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payment of or security for the whole or any part of the indebtedness evidenced by this Note; provided, however, that (x) at any time, the Company may make, and Holder may receive, scheduled payments of interest on account of the indebtedness evidenced by this Note provided that such payments shall be made in the form of additional Notes.

                        (iii) Any payment or distribution of assets of the Company, whether in cash, property or securities, to which Holder would be entitled except for the provisions hereof, shall be paid or delivered by Holder, or any receiver, trustee in bankruptcy, liquidating trustee, disbursing agent or other Person making such payment or distribution, to the holders of the Senior Obligations or their representative, ratably in accordance with the amounts thereof, to the extent necessary to pay in full all Senior Obligations, before any payment or distribution shall be made to Holder.

                        (iv) The expressions "prior payment in full," "payment in full," and "paid in full" and any other similar terms or phrases when used herein with respect to the Senior Obligations shall mean the payment in full in cash, in immediately available funds, of all the Senior Obligations and the expression "any payment of or security for the whole or any part of the indebtedness evidenced by this Note" and any other similar terms of phrases when used herein shall not be deemed to include a payment or distribution of stock or securities of the Company provided for by a plan or reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or of any other corporation provided for by such plan of reorganization or readjustment, which stock or securities are subordinated in right of payment to all then outstanding Senior Obligations to substantially the same extent as this
Note is so subordinated as provided in this Section 14(a).

                        (v) If any payment or distribution, whether consisting of money, property or securities, be collected or received by Holder in respect of the indebtedness evidenced by this Note, except payments of principal or interest permitted hereunder, Holder forthwith shall deliver the same to the holders of the Senior Obligations or their representative, ratably in accordance with the amounts thereof, in the form received, duly endorsed to such holders or such representative, if required, to be applied to the payment or prepayment of the Senior Obligations until the Senior Obligations are paid in full. Until so delivered, such payment or distribution shall be held in trust by Holder as the property of such holders of Senior Obligations, segregated from other funds and property held by Holder.

                        (vi) As used herein, "Senior Obligations" shall mean collectively the unpaid principal of, premium, if any, and interest on (including, without limitation, interest accruing after the maturity thereof and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Senior Loan and all Indebtedness evidenced by the Senior Notes, any other debentures for which the Senior Notes may be exchangeable, and all other Indebtedness of the Company having an initial principal amount in excess of $5,000,000, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, in each case whether on account of principal, premium interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise.

                (b) PRESERVATION OF EXISTENCE, ETC. Until this Note has been converted, redeemed or otherwise satisfied in accordance with its terms (other than in respect of contingent indemnification obligations in respect of which no claim has been asserted), the Company shall maintain and preserve its existence, rights and privileges, and become or remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, where the failure to qualify or be in good standing could reasonably be expected to have a Material Adverse Effect.

                (c) KEEPING OF RECORDS AND BOOKS OF ACCOUNT. Until this Note has been converted, redeemed or otherwise satisfied in accordance with its terms (other than in respect of contingent indemnification obligations in respect of which no claim has been asserted), the Company shall keep, and cause each of its Subsidiaries to keep, adequate records and books of account, with complete entries made to permit the preparation of financial statements in accordance with GAAP.

                (d) FISCAL YEAR. Until this Note has been converted, redeemed or otherwise satisfied in accordance with its terms (other than in respect of contingent indemnification obligations in respect of which no claim has been asserted), the Company shall cause the Fiscal Year of the Company and its Subsidiaries to end on or about December 31 of each calendar year unless the agent under the Senior Loan Agreement consents to a change in such Fiscal Year (and appropriate related changes to the Senior Loan Agreement), which change, if so approved, shall automatically become applicable to the Notes.

                (e) FEDERAL RESERVE REGULATIONS. Until this Note has been converted, redeemed or otherwise satisfied in accordance with its terms (other than in respect of contingent indemnification obligations in respect of which no claim has been asserted), neither the Company nor any of its Subsidiaries shall permit any of the Indebtedness under or the proceeds of this Note to be used for any purpose that would cause such Indebtedness to be a margin loan under the provisions of Regulation T, U or X of the Federal Reserve Board.

                (f) INVESTMENT COMPANY ACT OF 1940. Until this Note has been converted, redeemed or otherwise satisfied in accordance with its terms (other than in respect of contingent indemnification obligations in respect of which no claim has been asserted), neither the Company nor any of its Subsidiaries shall engage in any business, enter into any transaction, use any securities or take any other action, or permit any of its Subsidiaries to do any of the foregoing, that would cause it to become subject to the registration requirements of the Investment Company Act of 1940, as amended, by virtue of being an "investment company" or a company "controlled" by an "investment company" not entitled to an exemption within the meaning of such Act.

                (g) NO VIOLATION OF ANTI-TERRORISM LAWS. Until this Note has been converted, redeemed or otherwise satisfied in accordance with its terms (other than in respect of contingent indemnification obligations in respect of which no claim has been asserted), the

Company shall not, and shall not permit any Subsidiary to: (i) violate any of the prohibitions set forth in the Anti-Terrorism Laws applicable to any of them or the business that they conduct, (ii) require the Administrative Agent or Holders to take any action that would cause the Administrative Agent or Holders to be in violation of the prohibitions set forth in the Anti-Terrorism Laws, it being understood that the Administrative Agent or any Holder can refuse to honor any such request or demand otherwise validly made by a the Company under this Note, (iii) knowingly conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Designated Person or any other Person identified in any List, (iv) knowingly deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to any Anti-Terrorism Law, (v) repay the Notes with any funds derived from any unlawful activity with the result that the making of the Notes would be in violation of law, or (vi) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and the Company shall deliver to the Holder any certification or other evidence requested from time to time by the Holder in its reasonable discretion, confirming compliance with this Section 14(r).

                (h) TYPE OF BUSINESS. Until this Note has been converted, redeemed or otherwise satisfied in accordance with its terms (other than in respect of contingent indemnification obligations in respect of which no claim has been asserted), the Company shall not, and shall not permit any of its Subsidiaries to, engage in any business, other than the businesses of the Company and/or such Subsidiary on the Issuance Date and any business reasonably related, similar, ancillary or complementary to the business in which the Company or the Subsidiaries of the Company or are engaged on the Issuance Date;

                (i) COMPLIANCE WITH LAWS. Until this Note has been converted, redeemed or otherwise satisfied in accordance with its terms (other than in respect of contingent indemnification obligations in respect of which no claim has been asserted), the Company shall comply, and cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations, judgments and orders (including, without limitation, all Environmental Laws (as defined in the Securities Purchase Agreement)) in each case material to the conduct of its business and operations, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

        (15) PARTICIPATION. The Holder, as the holder of this Note, shall be entitled to receive such dividends paid and distributions made to the holders of Common Stock to the same extent as if the Holder had converted this Note into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

        (16) VOTE TO ISSUE, OR CHANGE THE TERMS OF, NOTES. Except as otherwise provided herein, no amendment, modification or waiver of any provision of a Note, or consent to any departure by Company or Holder therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Holders and the Company; provided that no amendment, modification, termination or waiver shall, unless in writing and signed by each holder of Notes directly affected thereby, (i) reduce the Principal and, provided, further, that no amendment, modification or waiver shall, unless in writing and signed by all Holders, (x) change the definition of "Required Holders" or the percentage of Holders required to take any action hereunder or
(y) modify this Section 16 and provided further that to reduce the interest rate or any fees or extend the time of payment of Principal, interest or any fees, the consent of each holder of the Notes directly affected thereby is required.

        (17) TRANSFER. This Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to the provisions of this Section 17 provided that Holder and/or assignee give Company written notice of such assignment within ten (10) Business Days after the consummation of such assignment. Such Holder understands that except as provided in the Registration Rights Agreement: (i) this Note has not been and is not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) Holder shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that this Note may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) Holder provides the Company with assurance reasonably acceptable to the Company that this Note can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, "RULE 144"); (ii) any sale of this Note made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of this Note under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an  underwriter  (as that term is  defined in the 1933
Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither of the Company or any other Person is under any obligation to register this Note under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, and subject to compliance with applicable securities laws, this Note may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by this Note and such pledge of this Note shall not be deemed to be a transfer, sale or assignment of this Note hereunder, unless required by law, and no Buyer effecting a pledge of this Note shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Note.

        (18)    REISSUANCE OF THIS NOTE.

                (a) TRANSFER. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with
Section 18(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less then the entire outstanding Principal is being transferred, a new Note (in accordance with Section 18(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any permitted assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

                (b) LOST, STOLEN OR MUTILATED NOTE. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 18(d)) representing the outstanding Principal.

                (c) NOTE EXCHANGEABLE FOR DIFFERENT DENOMINATIONS. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 18(d) and in principal amounts of at least $1,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

                (d) ISSUANCE OF NEW NOTES. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 18(a) or Section 18(c), the principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an original issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest and Late Charges on the Principal and Interest of this Note, if any, from the Interest Commencement Date.

        (19) REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder's right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein in respect of payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein or in the Intercreditor Agreement, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required. The Holder acknowledges and agrees that only the Required Holders shall have the right to enforce rights and remedies under this Note and that the Administrative Agent shall act on behalf of and in accordance with the direction of the Required Holders in connection with exercising such rights and remedies.

        (20)    PAYMENT OF COLLECTION,  ENFORCEMENT AND OTHER COSTS. If (a) this
Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors' rights and involving a claim under this Note, then the Company shall pay the reasonable costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, reasonable attorneys' and financial advisory fees and disbursements.

        (21) CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and all the Purchasers and shall not be construed against any person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

        (22) FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

        (23) DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Closing Bid Price, the Closing Sale Price or the Weighted Average Price or the arithmetic calculation of the Conversion Rate or any Redemption Price, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) Business Days of receipt, or deemed receipt, of the Conversion Notice or Redemption Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation within one (1) Business Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within three
(3) Business Days submit via facsimile (a) the disputed determination of the Closing Bid Price, the Closing Sale Price or the Weighted Average Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Conversion Rate or any Redemption Price to the Company's independent, outside accountant. The Company, at the Company's expense, shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five (5) Business Days from the time such investment bank or accountant receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

        (24)    NOTICES; PAYMENTS.

                (i) NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Note must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally provided same is on a Business Day and, if not, on the next Business Day; (ii) upon receipt, when sent by facsimile (provided that confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) provided same is on a Business Day and, if not, on the next Business Day; (iii) one (1) Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same; or (iv) if sent by certified mail, return receipt requested, when received or three (3) days after deposited in the mails, whichever occurs first. The addresses and facsimile numbers for such communications shall be:

                If to the Company:

                Maritime Logistics US Holdings Inc.
                547 Boulevard
                Kenilworth, NJ 07033
                Telephone:    (908) 497-0280
                Facsimile:    (908) 497-0295
                Attention:    Robert Agresti

                with a copy to:

                Brown Rudnick Berlack Israels LLP
                One Financial Center
                Boston, MA 02111
                Telephone:    (617) 856-8200
                Facsimile:    (617) 856-8201
                Attention:    Raymer McQuiston, Esq.
                              David D. Gammell, Esq.

If to a Holder, to its address and facsimile number provided in writing to the Company.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.
Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively. The Company shall provide the Holder with prompt written notice of each of the following actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefor: confirmation of receipt of Conversion Notice (as required by Section 3(c)(i)); notice of the credit
Conversion Shares on DTC (if so credited pursuant to Section 3(c)(i)); confirmation of number of shares of Common Stock outstanding (as required by Section 3(d)(i)); delivery of an Event of Default Notice (as required by Section 4(b)); delivery of a Change of Control Notice (as required by Section 5(b)); notice of Purchase Rights (whenever such right arises pursuant to Section 6(a)); notice of other Corporate Events (whenever such events, as set forth in Section 6(b) occur); notice of adjustment of Conversion Price (whenever such adjustment is required to be calculated pursuant to Section 7(a)); delivery of the Optional Redemption Notice (as required by Section 8(a)); notice of and/or delivery of Event of Default Redemption Price or Change of Control Redemption Price (pursuant to Section 12(a)); delivery of an Other Redemption Notice (as required by Section 12(b)); determinations and/or calculations (as required by Section
23); other notices required by this Section 24, and disclosure of material nonpublic information (as required by Section 29). The Company will give written notice to the Holder (i) promptly following any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least twenty (20) days prior to the date on which the Company closes its books or takes a record (A) in respect of any dividend or distribution upon the Common Stock, (B) in respect of any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote in respect of any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

                (b) PAYMENTS. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company or any payment agent located in the state of New York engaged by the Company for purposes of making payments under this Note and the Other Notes and sent via overnight courier service to such Person at such address as previously provided to the Company in writing; provided that the Holder of Note(s) may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder's wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date. Any amount of Principal which is not paid when due shall result in a late charge being incurred and payable by the Company on the Maturity Date (unless paid sooner in Company's discretion) in an amount equal to interest on such amount at the rate of five percent (5.0%) per annum from the date such amount was due until the same is paid in full ("LATE CHARGE").

        (25) CANCELLATION. After all Principal, accrued Interest and other amounts at any time owed on this Note have been paid in full (other than contingent indemnification obligations in respect of which no claim has been asserted) or all remaining amounts outstanding hereunder are converted to Common Stock, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

        (26) WAIVER OF NOTICE. Except as otherwise expressly set forth herein, to the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

        (27) GOVERNING LAW; JURISDICTION; SEVERABILITY; JURY TRIAL. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company's obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

        (28) CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

                (a) "ACQUISITIONS" shall have the meaning set forth in the Securities Purchase Agreement.

                (b) "AFFILIATE" shall have the meaning set forth in the Securities Purchase Agreement.

                (c)     "ANTI-TERRORISM   LAWS"   means   the   OFAC   Laws  and
Regulations and the Executive Orders as each of such terms is defined in Section
5.32 of the Senior Loan Agreement and the USA Patriot Act.

                (d) "APPLICABLE MARGIN" means the amount determined as follows:

        Ratio of Net Senior
        Indebtedness toConsolidated
        EBITDA                              Applicable Margin

        Greater than 3.0:1.0                            4.50%

        Equal to or less than 3.0:1.0 but               4.25%
        greater than 2.5:1.0

        Ratio of Net Senior
        Indebtedness toConsolidated
        EBITDA                              Applicable Margin

        Equal to or less than 2.5:1.0 but               4.00%
        greater than 2.0:1.0

        Equal to or less than 2.0:1.0 but               3.75%
        greater than 1.5:1.0

        Equal to or less than 1.5:1.0                   3.50%


provided that, (a) the Applicable Margin shall be calculated and established once each Fiscal Quarter based on the ratio of Net Senior Indebtedness (as defined in the Senior Loan Agreement) to Consolidated EBITDA (as defined in the Securities Purchase Agreement) of the Company and its Subsidiaries for the immediately preceding twelve (12) month period ending as of the last day of the immediately preceding fiscal quarter and shall remain in effect until adjusted thereafter after the end of the next fiscal quarter, (b) each adjustment to the Applicable Margin shall be effective on the date that the financial statements of the Company and its Subsidiaries become publicly available for the immediately preceding Fiscal Quarter and shall remain in effect until adjusted thereafter during the next Fiscal Quarter, (c) in the event that any of the information provided to the Holders which is used in the calculation of the Applicable Margin for any period is subsequently restated or is otherwise changed thereafter, then if the Applicable Margin for the applicable period would have resulted in a higher rate, the Company shall pay to the Holder any additional amount in respect of interest that would have been required based on the higher Applicable Margin on the subsequent interest payment date, and (d) notwithstanding anything to the contrary set forth herein, until the effective date set forth in clause (b) above that follows the last day of the fourth full Fiscal Quarter after the November 8, 2006, the Applicable Margin shall be equal to the greater of (i) the amount determined as set forth above based on the ratio of Net Senior Indebtedness to Consolidated EBITDA of the Company and its Subsidiaries for the immediately preceding twelve (12) month period ending as of the last day of each Fiscal Quarter prior thereto after giving pro forma effect to the Acquisitions, the Senior Loan and the other transactions contemplated hereunder and (ii) four and one half percent (4.50%) per annum.

                (e) "APPROVED STOCK PLAN" means any employee benefit plan (including, without limitation, any equity compensation plan, restricted stock plan and/or employee stock ownership plan) or agreement which has been approved by the Board of Directors, pursuant to which the Company's securities may be issued to any employee, consultant, officer or director for services provided to the Company or any Subsidiary.

                (f) "BANKRUPTCY CODE" means the United States Bankruptcy Code (11 U.S.C. ss. 101, et seq.), as amended, and any successor statute.

                (g)     "BLOOMBERG" means Bloomberg Financial Markets.

                (h) "BUSINESS DAY" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

                (i) "CASH EQUIVALENTS" means (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, and any State thereof, the District of Columbia or any foreign jurisdiction, having capital, surplus and undivided profits aggregating in excess of $500,000,000, with maturities of not more than one year from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than ninety (90) days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poors Rating Services or at least P-1 or the equivalent there of by Moody's Investor Service, Inc. and in each case maturing not more than one year after the date of acquisition by such Person, or (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above.

                (j) "CALENDAR QUARTER" means each of: the period beginning on and including January 1 and ending on and including March 31; the period beginning on and including April 1 and ending on and including June 30; the period beginning on and including July 1 and ending on and including September 30; and the period beginning on and including October 1 and ending on and including December 31.

                (k) "CAPITALIZED LEASE" means, in respect of any Person, any lease of real or personal property by such Person as lessee which is (a) required under GAAP to be capitalized on the balance sheet of such Person or (b) a transaction of a type commonly known as a "synthetic lease" (i.e., a lease transaction that is treated as an operating lease for accounting purposes but in respect of which payments of rent are intended to be treated as payments of principal and interest on a loan for federal income tax purposes).

                (l) "CAPITALIZED LEASE OBLIGATIONS" means, in respect of any Person, obligations of such Person and its Subsidiaries under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

                (m) "CHANGE OF CONTROL" means any Fundamental Transaction other than (i) any reorganization, recapitalization or reclassification of Common Stock, in which holders of the Company's voting power immediately prior to such reorganization,
recapitalization  or  reclassification   continue  after  such   reorganization,
recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities; or (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

                (n) "CHANGE OF CONTROL PREMIUM" means (i) in the first 18 months following the Issuance Date, 120%, (ii) in the period starting 18 months from the Issuance Date and ending 42 months from the Issuance Date, 115%; and
(iii) thereafter, 110%.

                (o) "CLOSING BID PRICE" and "CLOSING SALE PRICE" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 23. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

                (p) "COMMON STOCK DEEMED OUTSTANDING" means, at any given time, the number of shares of Common Stock outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Section 7(a)(ii) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any Common Stock owned or held by or for the account of the Company or issuable upon conversion or exercise, as applicable, of the Notes and the Warrants.

                (q) "CONTINGENT OBLIGATION" means, in respect of any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (ii) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (iii) any obligation of such Person, whether or not contingent, (w) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (x) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (y) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (z) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided that, the term "Contingent Obligation" shall not include any product warranties extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

                (r) "CONVERSION SHARES" shall mean the shares of Common Stock into which the Notes are convertible.

                (s) "CONVERTIBLE SECURITIES" means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

                (t) "DEFAULT" means any event that with notice or lapse of time, or both, would give rise to an Event of Default.

                (u)     "DESIGNATED  PERSON"  means a Person either (i) included
within the term "designated national" as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (ii) designated under Sections 1(a), 1(b), 1(c) or 1(d) of Executive Order No. 13224, 66 Fed. Reg. 49079 (published September 25, 2001) or similarly designated under any related enabling legislation or any other similar executive orders.

                (v) "ELIGIBLE MARKET" means the Initial Principal Market, The New York Stock Exchange, Inc., the American Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market.

                (w)     "EQUITY  INTERESTS" means, in respect of any Person, all
of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

                (x) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case, as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                (y) "ERISA AFFILIATE" means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of the Company or any of its Subsidiaries under Internal Revenue Code Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of the Company or any of its Subsidiaries under Internal Revenue Code Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the Internal Revenue Code, any organization subject to ERISA that is a member of an affiliated service group of which the Company or any of its Subsidiaries is a member under Internal Revenue Code Section 414(m), or (d) solely for purposes of Section 302 of ERISA and
Section 412 of the Internal Revenue Code, any Person subject to ERISA that is a party to an arrangement with the Company or any of its Subsidiaries and whose employees are aggregated with the employees of the Company or any of its Subsidiaries under Internal Revenue Code Section 414(o).

                (z) "EXCLUDED SECURITIES" means any Common Stock, Options or Convertible Securities, stock appreciation rights or other rights with equity features issued or issuable: (i) in connection with any Approved Stock Plan;
(ii) upon conversion of the Secured Notes or PIPE Notes or the exercise of the Warrants or the Common PIPE Warrants (as defined in the Securities Purchase Agreement); (iii) in connection with any Acquisitions or Permitted Acquisitions, whether through an acquisition of shares or a merger of any business, assets or technologies, the primary purpose of which is not to raise equity capital and
(iv) upon conversion of any Options or Convertible Securities which are outstanding on the Issuance Date, provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Issuance Date.

                (aa) "FISCAL QUARTER" means each of the fiscal quarters adopted by the Company for financial reporting purposes that correspond to the Company's "FISCAL YEAR" that ends on December 31, or such other fiscal quarter adopted by the Company for financial reporting purposes in accordance with GAAP.

                (bb) "FUNDAMENTAL TRANSACTION" means that the Company shall, directly or indirectly, in one or more related transactions, after the date hereof (i) be dissolved or liquidated or be the subject of a plan of dissolution or liquidation adopted by its stockholders; (ii) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person or Persons; (iii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person;
(iv) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), (v) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination); (vi) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock; (vii) cease to have during any period of two (2) years, as the majority of its Board of Directors individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose nomination for election was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved); or (viii) fails to own, directly or indirectly, one hundred (100%) percent of the voting power (directly or indirectly) of the total outstanding voting stock of each of the Company and the Subsidiaries other than (A) pursuant to a sale of the voting stock of the Company or any Subsidiary permitted hereunder, (B) pursuant to a transfer of such voting stock to a Subsidiary permitted herein, or (C) in the case of a Subsidiary is acquired after the date hereof pursuant to a Permitted Acquisition where less than one hundred (100%) percent of the voting power of the total outstanding voting stock of such Subsidiary is acquired.

                (cc) "GAAP" means United States generally accepted accounting principles, consistently applied.

                (dd) "GOVERNMENTAL AUTHORITY" means any nation or government, any foreign, Federal, State, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                (ee) "HEDGING AGREEMENT" means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including, without limitation, any option in respect of any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.

                (ff) "INDEBTEDNESS" means, in respect of any Person, without duplication, (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person for the deferred purchase price of property or services (provided that neither trade payables or other accounts payable incurred in the ordinary course of such Person's business and not outstanding for more than ninety (90) days after such payable was due under its original terms nor such trade payables , if outstanding longer, that are being contested or disputed by such Person in good faith in the ordinary course of business shall be deemed to constitute Indebtedness) and including any earn-outs or similar arrangements in connection with any acquisition of businesses by such Person, whether contingent or otherwise subject to any conditions or limitations; (iii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (iv) all reimbursement, payment or other obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement in respect of property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder may be limited to repossession or sale of such property and all obligations and liabilities arising in connection with factoring arrangements or other arrangements in respect of the sale of receivables; (v) that portion of Capitalized Lease Obligations of such Person that is (or is required to be) classified as a liability on its balance sheet in conformity with GAAP; (vi) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities; (vii) all net obligations and liabilities, of such Person under Hedging Agreements; (viii) all Contingent Obligations; (ix) liabilities incurred under Title IV of ERISA in respect of any plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained for employees of such Person or any of its ERISA Affiliates; (x) withdrawal liability incurred under ERISA by such Person or any of its ERISA Affiliates in respect of any Multiemployer Plan; and (xi) all obligations referred to in clauses (i) through
(x) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer to the extent such Person is liable therefor as a result of such Person's ownership interest in such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor. None of (1) any Approved Stock Plan, (2) the Summit Global Logistics, Inc. Equity Incentive Plan, (3) the Summit Global Logistics, Inc. Management Incentive Plan, (4) the Summit Global Logistics, Inc. Severance Benefit Plan or (5) the Summit Global Logistics, Inc. Supplemental Executive Retirement Plan or any obligations under any of them shall be "Indebtedness" for purposes hereof.

                (gg)    "INITIAL    PRINCIPAL   MARKET"   means   the   National
Association of Securities Dealers Inc.'s OTC Bulletin Board.

                (hh) "INSOLVENCY PROCEEDING" means (a) any proceeding by or against any Person seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, administration, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors (including, but not limited to, any case in respect of any such Person under any provision of the Bankruptcy Code), or seeking the entry of an order for relief or the appointment of a receiver, administrative receiver, administrator, manager, examiner, trustee, custodian, liquidator, sequestrator or other similar official for any such Person or for any substantial part of its property under any provision of the Bankruptcy Code or under any other Federal, State or other foreign bankruptcy, insolvency, receivership, liquidation or similar law now or hereafter in effect, or (b) the appointment of a receiver, administrative receiver, administrator, manager, examiner, trustee, liquidator, custodian, sequestrator or similar official for such Person or a substantial part of its assets shall occur under any Federal, State or foreign bankruptcy, insolvency, receivership, liquidation or similar law now or hereafter in effect.

                (ii) "INTEREST PERIOD" means (i) initially, the period commencing on the Interest Commencement Date and ending on the nine month anniversary of the Interest Commencement Date and (b) thereafter, each period commencing on the last day of the immediately preceding Interest Period and ending nine months thereafter.

                (jj) "INTEREST RATE" means, in respect of any Interest Period, a rate per annum equal to LIBOR plus the Applicable Margin then in effect.

                (kk) "LIBOR", in respect of any Interest Period, shall mean the nine-month London Interbank Offered Rate for deposits in U.S. dollars, as quoted from time to time on Bloomberg as of approximately 11:00 a.m., London time, on the second Business Day prior to the first day of such Interest Period.

                (ll) "LIEN" means any mortgage, deed of trust, deed to secure debt or similar instrument, pledge, lien (statutory or otherwise), security interest, charge, attachment, assignment or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any Capitalized Lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

                (mm) "LIST" means that certain list maintained by the Office of Foreign Assets Control ("OFAC"), Department of the Treasury, and/or on any other similar list maintained by the OFAC pursuant to any authorizing statute, executive order or regulation.

                (nn) "MATERIAL ADVERSE EFFECT" means any material adverse effect on the business, properties, assets, operations, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby, or on the authority or ability of the Company or any Subsidiary to perform its obligations hereunder.

                (oo) "MATERIAL CONTRACT" means (i) the Acquisition Documents (as defined in the Securities Purchase Agreement), (ii) each contract or agreement to which the Company or any of their Subsidiaries is a party involving aggregate consideration payable to or by such Person of $1,000,000 or more in any twelve month period and (iii) all other contracts or agreements material to the business, operations, condition (financial or otherwise), performance, prospects or properties of the Company and its Subsidiaries (taken as a whole).

                (pp) "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliates has contributed to, or has been obligated to contribute.

                (qq) "NET SENIOR INDEBTEDNESS" means in respect of any Person at any date, the amount equal to: (a) the sum of (i) the Consolidated Indebtedness (as defined in the Securities Purchase Agreement) of such Person plus (ii) the aggregate amount of all then outstanding and unpaid trade payables and other obligations of such Person which are outstanding more than ninety (90) days past due under its original terms and which are not being contested or disputed by such Person in good faith in the ordinary course of business minus
(b) in the case of the Company and its Subsidiaries, the sum of (i) cash on the balance sheet of such

Person as set forth in such Person's financial statements in the form filed with the SEC for the fiscal quarter immediately prior to such date plus (ii) the Subordinated Indebtedness of such Person plus (iii) the Indebtedness evidenced by the Notes plus (iv) the Indebtedness evidenced by the Secured Notes.

                (rr) "NOTES" has the same meaning as "PIPE Notes" set forth herein.

                (ss)    Intentionally Omitted.

                (tt) "OPTIONS" means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

                (uu)    Intentionally Omitted.

                (vv) "PARENT ENTITY" of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

                (ww) "PERMITTED ACQUISITION" shall have the meaning set forth in the Secured Notes.

                (xx) "PERSON" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

                (yy) "PIPE NOTES" means those certain unsecured convertible notes issued by Company to the Common PIPE Buyers (as defined in the Securities Purchase Agreement) on the date hereof in the aggregate original principal amount of $1,000,000.

                (zz)    "PRINCIPAL   MARKET"  means,  from  time  to  time,  the
Eligible Market upon which the Common Stock is admitted or listed and principally trades.

                (aaa) "REAL PROPERTY" means all now owned and hereafter acquired real property of the Company and each Subsidiary, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located.

                (bbb) "REDEMPTION NOTICES" means, collectively, the Event of Default Redemption Notices, the Change of Control Redemption Notices and the Optional Redemption Notice, each of the foregoing, individually, a Redemption Notice.

                (ccc) "REDEMPTION PREMIUM" means (i) in the case of the Events of Default described in Section 4(a)(i) - (vi) and (ix) - (xix), 120% or (ii) in the case of the Events of Default described in Section 4(a)(vii) - (viii), 100%.

                (ddd) "REDEMPTION PRICES" means, collectively, the Event of Default Redemption Price, Optional Redemption Price and Change of Control Redemption Price and, each of the foregoing, individually, a Redemption Price.

                (eee) "REGISTRATION RIGHTS AGREEMENT" means that certain registration rights agreement dated as of November 8, 2006 by and among the Company and the initial holders of the Notes relating to, among other things, the registration for resale of the Common Stock issuable upon conversion of the Notes and exercise of the Warrants as amended by Waiver and Amendment No. 1 to the Registration Rights Agreement dated May __, 2007 as the foregoing may be amended, restated, supplemented and/or modified from time to time.

                (fff)   "REQUIRED   HOLDERS"   means   the   holders   of  Notes
representing at least a majority of the aggregate principal amount of the Notes then outstanding.

                (ggg) "REQUIREMENTS OF LAW" means, as to any Person, any United States or foreign law, statute, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Entity, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

                (hhh) "SEC" means the United States Securities and Exchange Commission.

                (iii) "SECURED NOTES" means the senior secured convertible notes and amended and restated senior secured convertible notes issued pursuant to the Securities Purchase Agreement.

                (jjj) "SECURITIES PURCHASE AGREEMENT" means that certain Securities Purchase Agreement (Notes and Warrants) dated as of the November 8, 2006 by and among Maritime Logistics US Holdings Inc. (and the Company, pursuant to a Joinder Agreement dated as of November 8, 2006) and the holders of the Notes, pursuant to which the Company issued the Notes, as amended by that certain First Amendment to Securities Purchase Agreement (Notes and Warrants) dated as of January 26, 2007 and that certain Second Amendment to Securities Purchase Agreement (Notes and Warrants) and the First Amendment to Joinder Agreement dated as of May __, 2007, as the foregoing may be amended, restated, supplemented and/or modified from time to time.

                (kkk) "SENIOR LOAN" the principal of, interest on, and all fees and other amounts (including, without limitation, any reasonable out-of-pocket costs, enforcement expenses (including reasonable out-of-pocket legal fees and disbursements), collateral protection expenses and other reimbursement or indemnity obligations relating thereto) and all other amounts payable by the Company and/or any of its Subsidiaries, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before or after the commencement of any case in respect of the Company and/or any of its Subsidiaries under the U.S. Bankruptcy Code or any other insolvency proceeding (and including, without limitation, any principal, interest, fees, costs, expenses and other amounts, whether or not such amounts are allowable either in whole or in part, in any such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, arising under or in connection with the Senior Loan Agreement and all agreements, documents and instruments at any time executed and/or delivered by the Company and/or any of its Subsidiaries to, with or in favor of the agent under the Senior Loan Agreement in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced, replaced or restructured (in whole or in part and including any agreements with, to or in favor of any other agent or lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of such obligations), provided that the principal amount outstanding at any time thereunder shall not exceed the Maximum Senior Debt (as defined in the Intercreditor Agreement).

                (lll) "SENIOR LOAN AGREEMENT" means that certain Loan Agreement dated as of November 8, 2006 by and among Fortress Credit Corp., in its capacity as administrative agent for the lenders party thereto, the lenders party thereto (such lenders and their respective successors and assigns, together with Fortress Credit Corp., as administrative agent or any successor or replacement agent, being collectively, "SENIOR LENDERS"), the Company and certain of the Subsidiaries as amended to date and as amended, restated, supplemented and/or modified from time to time.

                (mmm) "SENIOR LOAN DOCUMENTS" has the same meaning as "LOAN DOCUMENTS" set forth in the Senior Loan Agreement.

                (nnn) "SUBORDINATED INDEBTEDNESS" means Indebtedness (secured or unsecured) incurred by the Company and/or its Subsidiaries that is made expressly subordinate in right of payment to the Indebtedness evidenced by this Note, as reflected in a written agreement acceptable to the Holder and approved by the Holder in writing provided that no such Indebtedness shall provide at any time for the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until ninety-one
(91) days after the Maturity Date or later.

                (ooo)   Intentionally blank.

                (ppp) "SUBSIDIARY" means, from time to time, any entity in which the Company directly or indirectly, owns any of the capital stock or holds an equity or similar interest.

                (qqq) "SUCCESSOR ENTITY" means the Person, which may be the Company, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made, provided that if such Person is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on an Eligible Market, Successor Entity shall mean such Person's Parent Entity.

                (rrr) "TRADING DAY" means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the Eligible Market which is the principal securities exchange or securities market on which the Common Stock is then traded; provided that "Trading Day" shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

                (sss) "VOTING STOCK" of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                (ttt) "WARRANTS" has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all warrants issued in exchange therefor or replacement thereof.

                (uuu) "WEIGHTED AVERAGE PRICE" means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as the Principal Market publicly announces is the official close of trading) as reported by Bloomberg through its "Volume at Price" functions, or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York Time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as such market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 23. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

        (29) DISCLOSURE. Notwithstanding any other provisions set forth herein (including, without limitation, any reporting and/or notice requirements), the Company shall not, and shall cause its Subsidiaries and each of their respective officers, directors, employees and agents, not to, provide the Holder with any material, nonpublic information regarding, the Company or any if its Subsidiaries without the express written consent of the Holder and such Holder's delivery to Company of a confidentiality agreement with respect to such information to be disclosed. If the Holder has, or believes it has, received from the Company any such material, nonpublic information regarding the Company or any of the Subsidiaries, it shall provide the

Company with written notice thereof. The Company shall, within four (4) Trading Days of receipt of such notice, make public disclosure of such material, nonpublic information unless (i) the Company has in good faith determined that the matters relating to such notice do not constitute material non-public information about the Company or (ii) the notice is received from a Holder that is an Affiliate, shareholder, officer, director or employee of the Company or any of its Subsidiaries. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of their respective officers, directors, employees and agents, in addition to any other remedy provided herein, the Holder shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information with the prior approval by the Company. Holder shall not have any liability to the Company, any of its Subsidiaries, or any of their respective officers, directors, employees, stockholders or agents for any such disclosure. Subject to the foregoing, none of the Company, any of its Subsidiaries or the Holder shall issue any press releases or any other public statements in respect of the transactions contemplated hereby; PROVIDED, HOWEVER, that the Company shall be entitled, without the prior approval of the Holder, to make any press release or other public disclosure in respect of such transactions as is required by applicable Requirements of Law.

        (30) INTERCREDITOR AGREEMENT. This Note and each of the provisions hereof shall be subject to the Intercreditor Agreement.

                            [Signature Page Follows]

               IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.


                              SUMMIT GLOBAL LOGISTICS, INC.,
                              By:_________________________________________
                                 Name:
                                 Title:

                                    EXHIBIT I

                                     COMPANY

                                CONVERSION NOTICE

Reference is made to the Unsecured Convertible Note (the "NOTE") issued to the undersigned by Company. In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock par value $0.001 per share (the "COMMON STOCK") of the Company, as of the date specified below.


        Date of Conversion:_____________________________________________________

        Aggregate Conversion Amount to be converted:____________________________

Please confirm the following information:

        Conversion Price:_______________________________________________________

        Number of shares of Common Stock to
        be issued:______________________________________________________________

        Installment Amounts to be reduced and
        amount of reduction:____________________________________________________

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

        Issue to:_______________________________________________________________

                 _______________________________________________________________

                 _______________________________________________________________

        Facsimile Number:_______________________________________________________

        Authorization:__________________________________________________________

             By:________________________________________________________________

                  Title:________________________________________________________

Dated:__________________________________________________________________________

        Account Number:_________________________________________________________
          (if electronic book entry transfer)

        Transaction Code Number:________________________________________________
          (if electronic book entry transfer)

                                 ACKNOWLEDGMENT

               The Company hereby acknowledges this Conversion Notice and hereby directs the Transfer Agent to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated _______ __, 200_ from the Company and acknowledged and agreed to by [Continental]


                          SUMMIT GLOBAL LOGISTICS, INC.
                          By:_________________________________________
                             Name:
                             Title: